UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Outerwall Inc. (the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2015 that Chief Strategy, Sales, and Services Officer, James Pinckney, would be leaving the Company effective March 6, 2015.

On March 6, 2015, the Company entered into a release of claims agreement with Mr. Pinckney (the “Release Agreement”), which provides that he will receive the following compensation and benefits in connection with his separation following the expiration of the revocation period applicable to the Release Agreement:

•	termination payment equal to 12 months’ annual base salary;

•	an amount equal to the cost of 12 months of the Company’s contribution for Mr. Pinckney’s benefit election of medical, dental, and vision coverage; and

•	12 months of outplacement services.

The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, which is attached to this Current Report on Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Release of Claims Agreement between Outerwall Inc. and James Pinckney, dated March 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: March 12, 2015	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Release of Claims Agreement between Outerwall Inc. and James Pinckney, dated March 6, 2015.